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                                                                     EXHIBIT 5.1

              [WILSON SONSINI GOODRICH & ROSATI, P.C. LETTERHEAD]

                               November 17, 1999

Symyx Technologies, Inc.
3100 Central Expressway
Santa Clara, California 95051

RE: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 originally filed by Symyx Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on November 18, 1999, as hereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of $14,860,300 worth of shares of the Company's Common Stock (the "Shares"). The Shares are to be sold by the Company as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares. It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable. We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                   Very truly yours,
                                   WILSON SONSINI GOODRICH & ROSATI,
                                   Professional Corporation

                                   /s/ WILSON SONSINI GOODRICH & ROSATI